Exhibit 10.1

Independent Director Appointment Agreement

This Agreement is executed by the following two parties on July 1, 2026:

Party A: U Power Limited

Address: McGrath Tonner Corporate Services Limited, Genesis Building, 5th Floor Floor, Genesis Close,PO Box 446,Cayman Islands,KY1-1106

Party B: Lü Bo

ID Number: 420104197812253312

Address: Room 902, Building 5, Modern Jingyuan, Gongshu District, Hangzhou

In this Agreement, each of the aforementioned parties is referred to as “one party” individually, and collectively as “both parties”.

in view of ：

U Power Limited (hereinafter referred to as the “Employer” or the “Company”), for the purpose of its listing on the U.S. stock market and in compliance with applicable laws and regulations, has appointed Lü Bo (hereinafter referred to as the “Appointed Party”) as an independent director of the Employer. Pursuant to relevant legal provisions, the Appointed Party was elected as an independent director of U Power Limited by resolution of the Company’s shareholders’ meeting held on July 1, 2026. Accordingly, both parties have entered into this agreement through friendly consultation as a voluntary commitment to uphold its terms.

I.	Term of Service for the Appointed Party

The appointed party shall serve as an independent director for the employing party for a term of six months, commencing on July 1, 2026.

This shall remain in effect until the shareholders’ meeting elects a new board of directors.

If, for special reasons, the employing party is unable to convene a shareholders’ meeting to elect a new board of directors before the expiration of the term specified in the preceding paragraph, the appointed officer shall continue to perform the duties, exercise the rights, and fulfill the obligations of an independent director until the date when the new board of directors is elected by the shareholders’ meeting.

Upon the expiration of an independent director’s term, the appointee may be re-elected for consecutive terms, but the total duration of re-elections shall not exceed six years.

II.	Rights and Obligations of the Employed Party

1、The appointee shall comply with the laws, regulations, and Articles of Association of the employer’ s place of registration, act in good faith, and exercise due diligence. The appointee hereby undertakes to meet all qualification requirements for serving as an independent director under the applicable laws, regulations, Articles of Association, and other relevant provisions, as well as the eligibility criteria set by the U.S. Securities and Exchange Commission and stock exchanges for independent directors of listed companies.

2、The appointed party shall attend the board meetings of the appointing entity and, in accordance with the Company’s Articles of Association and the relevant regulations of the U.S. SEC and stock exchanges regarding independent directors of listed companies, express opinions and participate in voting on proposals. The appointed party must attend board meetings in person; if unable to do so for any reason, they may authorize another director to attend on their behalf, provided that the power of attorney clearly specifies the scope of authority. Under no circumstances may the appointed party fail to attend board meetings in person for three consecutive instances; otherwise, the appointing entity’s board may request the shareholders’ meeting to remove them from office.

3、Before the expiration of the appointed party’s term as an independent director with the appointing entity, if the appointed party no longer meets the qualification requirements for independent directors under the laws and regulations of its place of registration, the Company’s Articles of Association, or other relevant provisions, or fails to comply with the qualification requirements set by the U.S. SEC and stock exchanges for independent directors of listed companies, the appointing entity’s board of directors may request the shareholders’ meeting to replace the appointee.

4、The appointee has the right to receive work-related funds from the employer in accordance with this agreement.

5、The appointee shall safeguard the interests of the employer and must not utilize their position or authority within the employer to seek benefits beyond those specified in this agreement.

6、The risks that may arise from the employing party’s normal performance of its duties in accordance with the Company’s Articles of Association and the provisions of this Agreement shall be borne by the employing party.

The appointing party assumes responsibility.

III.	Compensation for Independent Directors

1、Effective July 1, 2026, the company intends to pay the appointed personnel a monthly salary of RMB 12,000.00, with the compensation standard subject to approval by the company’s shareholders’ meeting.

2、The remuneration of independent directors shall be paid monthly. The company shall pay the previous month’s remuneration on the 28th of each month, after this contract takes effect and following approval by the shareholders’ meeting of the remuneration standards for independent directors.

3、In addition to the above requirements, independent directors shall not obtain any additional undisclosed benefits from the company, its shareholders, or any other entities or individuals with a conflict of interest with the company.

IV.	Entry into Force and Termination of the Agreement

This Agreement shall become effective upon being duly executed and sealed by both parties. The Appointed Party may submit a written resignation letter (hereinafter referred to as the “Resignation Letter”) to the Board of Directors of the Employing Party prior to the expiration of its term, providing explanations regarding any matters related to its resignation or those it deems necessary to draw the attention of the Company’s shareholders and creditors. Upon approval by the Shareholders’ Meeting of the Employing Party, this Agreement shall terminate. Prior to such termination, the Appointed Party shall continue to perform the duties of an independent director and other obligations stipulated herein, provided that such performance shall be subject to necessary and reasonable restrictions.

If the resignation of an appointed party from their position as an independent director results in the number of directors on the appointing party’s board falling below the minimum requirements stipulated by the laws and regulations of the place of registration, the Company’s Articles of Association, or the U. S. Securities and Exchange Commission (SEC) and stock exchanges; or if it causes the proportion of independent directors on the board to fall below such minimum requirements, this Agreement shall terminate upon the resignation taking effect after the next director or independent director fills the vacancy. The appointed party shall continue to perform their duties as an independent director under this Agreement, provided that such performance is subject to necessary and reasonable limitations.

The appointed party shall not continue to exercise any rights or duties related to independent directors under this Agreement when any of the following circumstances occurs; upon approval by the shareholders’ meeting of the appointing party, the appointed party shall cease serving as an independent director for the appointing party, and this Agreement shall terminate.

1) The appointee has been sentenced to criminal punishment.

2) The appointee has been designated as a market entry prohibited individual by the competent securities regulatory authority (including those with jurisdiction over the exchange where the company is listed) to prevent objections.

3) In accordance with the relevant laws and regulations of the place of registration and the provisions of the Company’s Articles of Association, the appointee shall not serve as a director or independent director of the employing party.

4) In accordance with the relevant regulations of the exchange where the company is listed, the country of its domicile, and the securities regulatory authorities with jurisdiction over it, the appointee shall not serve as a director or independent director of the employing entity under any other circumstances.

If a close relative of the appointee (including parents, spouse, children and their spouses, siblings, etc.) or any other interested party becomes a senior executive of the appointing party or an affiliated party, the appointee shall promptly submit a written explanation to the appointing party and tender their resignation; they shall cease exercising all rights and duties related to independent directors as stipulated in this Agreement. Upon approval by the shareholders’ meeting of the appointing party, the appointee shall no longer serve as an independent director of the appointing party, and this Agreement shall terminate.

V.	Agreement Conflicts

In the event of any conflict between any agreement signed by both parties and the provisions of this Agreement, this Agreement shall prevail.

VI.	Liability for Breach of Contract

Any party to this Agreement that fails to fulfill its obligations shall be deemed in breach. The breaching party shall be liable for compensating the non-breaching party for any losses incurred as a result of such breach.

VII.	Resolution of Disputes

All disputes arising from or related to the execution of this Agreement shall be resolved through friendly consultations between the parties. If the parties fail to resolve such disputes through friendly consultations, either party may file a lawsuit with the People’s Court at the company’s place of registration.

(No further text follows; this is the signature page)

(This page contains no text; it is the signing page for the “Independent Director Appointment Agreement.”)

Party A: UPower Limited

Authorized

Representative:

(Seal)

Party B: Lü Bo

(Signature)

July 1, 2026